As filed with the Securities and Exchange Commission on April 11, 2011

Registration Statement No. 333-172559

Registration Statement No. 333-145503

Registration Statement No. 333-121554

Registration Statement No. 333-71476

Registration Statement No. 333-95327

Registration Statement No. 333-46777

Registration Statement No. 333-17369

Registration Statement No. 333-85104

Registration Statement No. 333-95975

Registration Statement No. 333-94663

Registration Statement No. 333-72427

Registration Statement No. 333-35485

Registration Statement No. 333-19739

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-172559

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-145503

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-121554

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-71476

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-95327

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-46777

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-17369

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-85104

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-95975

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-94663

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-72427

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-35485

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-19739

UNDER THE SECURITIES ACT OF 1933

HERLEY INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2413500
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3061 Industry Drive

Lancaster, Pennsylvania

(717) 735-8117

(Address, including zip code, and telephone number,

including area code of registrant’s principal executive offices)

HERLEY INDUSTRIES, INC. 2010 STOCK PLAN

HERLEY INDUSTRIES, INC. 2006 NEW EMPLOYEE STOCK OPTION PLAN

HERLEY INDUSTRIES, INC. 2003 STOCK OPTION PLAN

HERLEY INDUSTRIES, INC. 2000 STOCK OPTION PLAN

HERLEY INDUSTRIES, INC. 1998 STOCK OPTION PLAN

HERLEY INDUSTRIES, INC. 1997 STOCK OPTION PLAN

HERLEY INDUSTRIES, INC. 1996 STOCK OPTION PLAN

HERLEY INDUSTRIES, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN

3,000,000 SHARES HERLEY INDUSTRIES, INC. COMMON STOCK

HERLEY INDUSTRIES, INC. 110,000 MANAGING UNDERWRITERS WARRANTS

HERLEY INDUSTRIES, INC. 1,265,000 SHARES OF COMMON STOCK

HERLEY INDUSTRIES, INC. 220,000 SHARES OF COMMON STOCK

HERLEY INDUSTRIES, INC. 110,000 COMMON STOCK PURCHASE WARRANTS

HERLEY INDUSTRIES, INC. 234,895 SHARES OF COMMON STOCK

HERLEY INDUSTRIES, INC. 380,490 SHARES OF COMMON STOCK

(Full title of the plans)

Deanna H. Lund

Executive Vice President and Chief Financial Officer

Herley Industries, Inc.

3061 Industry Drive

Lancaster, Pennsylvania 17601

(Name and address of agent for service)

(858) 812-7300

(Telephone number, including area code, of agent for service)

Copies to:

Deyan Spiridonov, Esq.

Teri O’Brien, Esq.

Paul, Hastings, Janofsky & Walker LLP
4747 Executive Drive, 12th Floor
San Diego, CA 92121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 and Form S-3 (collectively, the “Registration Statements”) of Herley Industries, Inc. (the “Registrant”):

1.               File No. 333-172559, pertaining to the registration of 500,000 of the Registrant’s common stock, $0.10 par value per share (“Common Stock”), issuable under the Registrant’s 2010 Stock Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2011;

2.               File No. 333-145503, pertaining to the registration of 500,000 shares of Common Stock issuable under the Registrant’s 2006 New Employee Stock Option Plan, which was filed with the SEC on August 16, 2007;

3.               File No. 333-121554,  pertaining to the registration of 1,000,000 shares of Common Stock issuable under the Registrant’s 2003 Stock Option Plan, which was filed with the SEC on December 22, 2004;

4.               File No. 333-71476,  pertaining to the registration of 1,500,000 shares of Common Stock issuable under the Registrant’s 2000 Stock Option Plan, which was filed with the SEC on October 12, 2001;

5.               File No. 333-95327, pertaining to the registration of 1,500,000 shares of Common Stock issuable under the Registrant’s 1998 Stock Option Plan, which was filed with the SEC on January 25, 2000;

6.               File No. 333-46777, pertaining to the registration of 1,666,666 shares of Common Stock issuable under the Registrant’s 1997 Stock Option Plan, which was filed with the SEC on February 24, 1998;

7.               File No. 333-17369,  pertaining to the registration of 500,000 shares of Common Stock issuable under the Registrant’s 1996 Stock Option Plan and 1,000,000 shares of Common Stock issuable under the Registrant’s 1992 Non-Qualified Stock Option Plan, which was filed with the SEC on December 6, 1996;

8.               File No. 333-85104, pertaining to the registration of 3,000,000 shares of Common Stock in connection with an offering by the Registrant, which was filed with the SEC on March 28, 2002 and amended on April 4, 2002;

9.               File No. 333-95975, pertaining to the registration of 110,000 Managing Underwriters Warrants in connection with an offering by the Registrant, which was filed with the SEC on February 2, 2000 and amended on February 10, 2000;

10.         File No. 333-94663, pertaining to the registration of 1,265,000 shares of Common Stock connection with an offering by the Registrant, which was filed with the SEC on January 14, 2000 and amended on January 24, 2000;

11.         File No. 333-72427, pertaining to the registration of 220,000 shares of Common Stock and 110,000 Common Stock Purchase Warrants in connection with an offering by the Registrant, which was filed with the SEC on February 16, 1999;

12.         File No. 333-35485, pertaining to the registration of 234,895 shares of Common Stock in connection with an offering by the Registrant, which was filed with the SEC on September 12, 1997; and

13.         File No. 333-19739, pertaining to the registration of 380,490 shares of Common Stock in connection with an offering by the Registrant, which was filed with the SEC on January 14, 1997.

On March 30, 2011, pursuant to an Agreement and Plan of Merger, dated February 7, 2011 (the “Merger Agreement”), by and among the Registrant, Kratos Defense & Security Solutions, Inc., a Delaware corporation (“Kratos”), and Lanza Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Kratos (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly-owned subsidiary of Kratos (the “Merger”).

As a result of the Merger, the Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statements.  In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Registration Statements, if any.

As no securities are being registered herein, the sole purpose being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing an amendment on Form S-8 and Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 11, 2011.

HERLEY INDUSTRIES, INC.

By	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed below by the following persons on behalf of the registrant in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Eric M. DeMarco	President, Chief Executive Officer and Director	April 11, 2011
Eric M. DeMarco	(Principal Executive Officer)

/s/ Deanna H. Lund	Executive Vice President, Chief Financial Officer and Director	April 11, 2011
Deanna H. Lund	(Principal Financial Officer)

/s/ Laura Siegal	Vice President, Corporate Controller and Director	April 11, 2011
Laura Siegal	(Principal Accounting Officer)